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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report                          December 22, 1998
Date of earliest event reported         December 11, 1998

                         CORNERSTONE PROPANE PARTNERS, L.P.
               (Exact name of registrant as specified in its charter)


           DELAWARE               1-12499                 77-0439862
(State or other jurisdiction     (Commission           (I.R.S. Employer
      of incorporation)          File Number)          Identification No.)


                                432 WESTRIDGE DRIVE
                           WATSONVILLE, CALIFORNIA  95076
                      (Address of principal executive offices)

                                   (831) 724-1921
                (Registrant's telephone number, including area code)

                                   Not Applicable
           (Former name or former address, if changed since last report)

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

          On December 11, 1998, Cornerstone Propane Partners, L.P. (the "Partnership") and Cornerstone Holding Corp. ("CHC") acquired all of the outstanding common and preferred stock and warrants to purchase common stock of Propane Continental, Inc. ("PCI") of Overland Park, Kansas. The acquisition was made pursuant to a Stock Purchase and Contribution Agreement dated October 27, 1998, among the Partnership, CHC, PCI and the holders of all the outstanding stock and warrants of PCI.

          Under the Stock Purchase and Contribution Agreement, the Partnership acquired PCI for a total purchase price of approximately $125 million. The consideration that the Partnership paid consisted of a combination of approximately $109 million in cash and short term notes paid to the stock and warrant holders of PCI and to PCI's bank lenders, $7 million of the Partnership's Common Units in exchange for the stock and warrants of certain PCI holders and the assumption of $9 million in PCI installment payment obligations to previous owners of propane businesses acquired by PCI. The Common Units issued to certain holders of PCI stock and warrants were issued pursuant to a shelf registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended, which became effective on February 23, 1998. In order to finance the cash portion of the purchase price, the Partnership issued $56 million of additional Common Units in a public offering, and $85 million of senior notes in a separate private placement transaction. The proceeds of the public offering and private placement transaction were used to fund the cash portion of the PCI acquisition consideration and the balance was used to repay Partnership debt under its acquisition and working capital credit facility. Both the public offering and the private placement closed on December 11, 1998. The PCI acquisition consideration was determined in arms-length negotiations with PCI's stockholders and warrant holders, none of whom was affiliated with the Partnership.

          PCI, based in Overland Park, Kansas, is a distributor of propane gas to wholesale and retail customers. Through its wholesale business, Tri Power Fuels, PCI distributes over 300 million gallons of propane and other natural gas liquids to independent dealers, resellers and end users predominately in the west, midwest, and northeast sections of the country. PCI is the nation's 19th largest retail propane distributor in terms of volume, serving approximately 60,000 residential, commercial, industrial and agricultural customers from 34 customer service centers in eleven states. Of the eleven states in which PCI has customer service centers, five are states in which the Partnership currently does not have its own customer service centers (Colorado, Massachusetts, Michigan, Pennsylvania and Wisconsin). The Partnership intends to continue to use PCI's assets in the same manner in which PCI was using such assets at the time they were acquired.

          Reference is made to the Stock Purchase and Contribution Agreement between the Partnership, CHC, PCI and the holders of all the outstanding stock and warrants of PCI, dated October 27, 1998 attached as exhibit 2.1 to the previous Form 8-K Current Report filed on December 2, 1998.

          For additional information, see the press release attached as exhibit
99.1 to this report.

ITEM 5.        OTHER EVENTS

          On December 7, 1998, the Partnership agreed to sell up to 3,450,000 common units representing limited partner interests in the Partnership (the "Common Units"), pursuant to an Underwriting Agreement dated December 7, 1998, among the Partnership, Cornerstone Propane, L.P., Cornerstone Propane GP, Inc. and the underwriters listed on Schedule A thereto (the "Underwriting Agreement"). The Common Units are registered under the Securities Act of 1933, as amended (Registration Statement No. 333-60931).

          The Underwriting Agreement is filed herewith as an Exhibit and is hereby incorporated by reference herein.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired

          The financial statements of Propane Continental, Inc. and its subsidiaries were attached to and are incorporated by reference from the Partnership's previous Form 8-K Current Report filed on December 2, 1998.

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          (b)  Pro Forma Financial Information

          The pro forma financial statements of the Partnership and Propane Continental, Inc. and its subsidiaries were attached to and are incorporated by reference from the Partnership's previous Amendment No. 1 to Form 8-K Current Report filed on December 9, 1998.

          (c)  Exhibits

1.1 Underwriting Agreement dated December 7, 1998, among Cornerstone Propane Partners, L.P., Cornerstone Propane, L.P., Cornerstone Propane GP, Inc., and the underwriters listed on Schedule A thereto.

2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and the holders of all the outstanding stock and warrants of Propane Continental, Inc. incorporated by reference from Exhibit 2.1 to the Partnership's previous Form 8-K Current Report filed on December 2, 1998

23.1      Consent of Ernst & Young LLP

23.2      Consent of Arthur Andersen LLP

99.1      Press Release dated December 15, 1998


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                               SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 22, 1998

                              CORNERSTONE PROPANE PARTNERS, L.P.

                              By:  CORNERSTONE PROPANE GP, INC.,
                                   Managing General Partner

                                   By:  /s/ Keith G. Baxter
                                        -------------------------------------
                                        Keith G. Baxter
                                        President and Chief Executive Officer



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                                 INDEX TO EXHIBITS

 1.1 Underwriting Agreement dated December 7, 1998, among Cornerstone Propane Partners, L.P., Cornerstone Propane, L.P., Cornerstone Propane GP, Inc., and the underwriters listed on Schedule A thereto.

 2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and the holders of all the outstanding stock and warrants of Propane Continental, Inc. incorporated by reference from exhibit 2.1 to the Partnership's previous Form 8-K Current Report filed on December 2, 1998

23.1      Consent of Ernst & Young LLP

23.2      Consent of Arthur Andersen LLP

99.1      Press Release dated December 15, 1998


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